UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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WORLDWATER & POWER CORP.
(Name of Registrant as Specified In Its Charter)

BOARD OF DIRECTORS OF WORLDWATER & POWER CORP.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WORLDWATER & POWER CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, MAY 23, 2007

As a stockholder of WorldWater & Power Corp. (the “COMPANY”), you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Stockholders of the Company (the “ANNUAL MEETING”) to be held at the Hopewell Valley Golf Club, Hopewell, New Jersey, on May 23, 2007, at 2:00 p.m., local time, for the following purposes:

1.           To elect three (3) Class 1 directors to serve until the 2010 annual meeting and until their respective successors are elected;

2.           To amend Article 4 of the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 275,000,000 to 400,000,000;

3.           To amend the 1999 Incentive Stock Option Plan to increase the amount of shares of Common Stock available under the Stock Option Plan from a maximum of 25,000,000 shares to a maximum of 50,000,000 shares;

4.           To amend the Company’s Certificate of Incorporation to approve a reverse stock split as approved by Directors;

5.           To approve the selection of Amper, Politziner & Mattia, P.C. as the Company’s independent registered public accountants for the year 2007; and

6.           To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on March 30, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, MANAGEMENT DESIRES TO HAVE THE MAXIMUM REPRESENTATION AT THE ANNUAL MEETING AND RESPECTFULLY REQUESTS THAT YOU DATE, EXECUTE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

A proxy may be revoked by a stockholder any time prior to its use as specified in the enclosed proxy statement.

By Order of the Board of Directors

/s/ QUENTIN T. KELLY
QUENTIN T. KELLY,
Chairman

Pennington, New Jersey
March 13, 2007

YOUR VOTE IS IMPORTANT.
PLEASE EXECUTE AND RETURN PROMPTLY THE
ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED HEREIN.

WORLDWATER & POWER CORP.
PENNINGTON BUSINESS PARK
55 ROUTE 31 SOUTH
PENNINGTON, NEW JERSEY 08534

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS FOR 2007
TO BE HELD MAY 23, 2007

TO OUR STOCKHOLDERS:

This Proxy Statement is furnished to stockholders of WorldWater & Power Corp. (the “COMPANY”) for use at the Annual Meeting of Stockholders to be held at the Hopewell Valley Golf Club, Hopewell, New Jersey, on Friday, May 23, 2007, at 2:00 p.m., local time, or at any adjournment or adjournments thereof (the “ANNUAL MEETING”). The enclosed proxy is being solicited by the Board of Directors of the Company (the “BOARD”) and is subject to revocation at any time prior to the voting of the proxy. Unless a different choice is indicated, all duly executed proxies received by the Company will be voted in accordance with the instructions set forth on the back side of the proxy card. The record of stockholders entitled to vote at the Annual Meeting was taken at the close of business on March 9, 2007 (the “RECORD DATE”). This Proxy Statement and the enclosed proxy card are being sent or given to stockholders on or about April 9, 2007.

VOTING PROCEDURES AND REVOCABILITY OF PROXIES

The accompanying proxy card is designed to permit each stockholder of record at the close of business on the Record Date to vote with respect to the election of three (3) Class 1 directors; the amendment of the Company’s Certificate of Incorporation to increase the number of shares of authorized Common Stock from 275,000,000 to 400,000,000; the Fifth Amendment and Restatement of the 1999 Incentive Stock Option Plan to increase the amount of shares of Common Stock available under the Stock Option Plan from a maximum of 25,000,000 shares to a maximum of 50,000,000 shares; the amendment of the Company’s Certificate of Incorporation to effect a stock split; the selection of Amper, Politziner & Mattia, P.C. as the Company’s independent public accountants for the year 2007; and on any other proposal properly brought before the Annual Meeting. The proxy card provides space for a stockholder to (a) vote for or against the nominees for Class 3 directors, (b) vote for or against the amendment of the Company’s Certificate of Incorporation to increase our authorized shares of, (c) vote for or against the amendment of the Company’s Stock Option Plan; (d) a vote for or against the amendment to the Company’s Certificate of Incorporation to effect a stock split (e) vote for or against the selection of Amper, Politziner & Mattia, P.C., (f) vote for or against each proposal to be considered at the Annual Meeting, or (g) abstain from voting on any proposal other than the election of directors. The election of the director will be decided by a plurality of the votes cast at the Annual Meeting by the holders of the Common Stock. For all matters, the affirmative vote of a majority of the votes present or represented by proxy and entitled to be cast at the Annual Meeting by holders of the Common Stock is required to take stockholder action.

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast by all holders of the Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, in person or by proxy, the Annual Meeting may be adjourned from time to time until a quorum is obtained. In the case of any meeting called for the election of directors, those who attend the second such adjourned meetings, although less than a majority, shall constitute a quorum for the purpose of electing directors. Shares as to which authority to vote has been withheld with respect to any matter brought to a vote before the stockholders will not be counted as a vote in favor of such matter.

Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. With respect to all matters other than the election of directors, an abstention will have the same affect as a vote against any specified proposal. Stockholders are urged to sign the accompanying proxy card and return it promptly.

When a signed proxy card is returned with choices specified with respect to voting matters, the shares represented will be voted by the proxies designated on the proxy card in accordance with the stockholder’s instructions. The proxies for the stockholders are Quentin T. Kelly and Larry L. Crawford.  A stockholder wishing to name another person as his or her proxy may do so by crossing out the names of the designated proxies and inserting the name of such other person to act as his or her proxy. In that case, it will be necessary for the stockholder to sign the proxy card and deliver it to the person named as his or her proxy and for the person so named to be present and vote at the Annual Meeting. Proxy cards so marked should not be mailed to the Company.

If a signed proxy card is returned and the stockholder has made no specifications with respect to voting matters, the shares will be voted (a) for the election of the nominees for Class 1 directors, (b) for the amendment of the Company’s Certificate of Incorporation, (c) for the amendment of the Incentive Stock Option Plan, (d) for the selection of Amper, Politziner & Mattia, P.C., and (e) at the discretion of the proxies, on any other matter that may properly come before the Annual Meeting or any adjournment of the Annual Meeting. When a stockholder returns a signed and dated proxy card or provides voting instructions by telephone or the Internet, the stockholder gives the proxies the discretionary authority to vote on the stockholders behalf on any other matter that is properly brought before the annual meeting. Valid proxies will be voted at the Annual Meeting and at any adjournment of the Annual Meeting in the manner specified.

Any stockholder giving a proxy has the unconditional right to revoke it at any time before it is voted by any act inconsistent with the proxy, including notifying the Secretary of the Company in writing, executing a subsequent proxy or personally appearing at the Annual Meeting and casting a contrary vote. However, no revocation will be effective unless notice of such revocation has been received by the Company at or prior to the Annual Meeting.

Stockholder proposals may be submitted for inclusion in the Company’s proxy statement for next year’s annual meeting provided that the written proposal is received by the Company no later than December 31, 2007. These proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Similarly, in order for a stockholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received by the Company no later than December 31, 2007.

The total issued and outstanding shares of common stock, $.001 par value per share (the “COMMON STOCK”), as of March 9, 2007 consisted of 151,395,297 shares.

MATTERS TO BE BROUGHT BEFORE THE MEETING

PROPOSAL ONE
ELECTION OF CLASS 1 DIRECTORS

Three (3) directors, Lange Schermerhorn, Reuben F. Richards, Jr. and W. Harrison Wellford, Esq., are nominated to be elected as Class 1 directors at the Annual Meeting. If re-elected, the Class 1 directors will hold office until the 2010 annual meeting of the stockholders or until their respective successors are duly elected and qualified. The election of the directors will be decided by a plurality of the votes entitled to be cast at the meeting by holders of Common Stock. The nominees have consented to serve if elected, but, if any nominee becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. Management has no reason to believe that the nominees will be unable to serve.

Other nominations for election to the Board may be made by the Board, or by any stockholder or shareholder representing at least ten percent (10%) of the votes which all shareholders of the Company are entitled to cast.

Lange Schermerhorn has served as a Director since 2001. She is a retired U.S. Ambassador to Djibouti, is an economist who has spent 30 years in the Foreign Service and has covered the globe as a senior foreign officer in such places as Brussels, where she was Deputy Chief of Mission, with specific emphasis on economics relating to NATO and EU. She has also had significant Foreign Service experience in Sri Lanka, Vietnam, Tehran, London and Washington D.C. Ms. Schermerhorn’s education and related experience include Mt. Holyoke College (B.A. 1961), Harvard Business School, and National War College.

Reuben F. Richards, Jr. has been a director of the Company since January 2007, having been nominated to the Board at that time to fill a vacancy.  Mr. Richards, who joined EMCORE Corporation in October 1995 as its President and Chief Operating Officer, became Chief Executive Officer of EMCORE in December 1996.  Mr. Richards has been a director of the Company since May 1995.  From December 1993 to December 1995 he has been a member and President of Jesup & Lamont Merchant Partners.  From 1991 — 1993, Mr. Richards was a principal with Hauser, Richards & Co., a firm engaged in corporate restructuring and management turnarounds.  From 1986 — 1991, Mr. Richards was a Director at Prudential-Bache Capital Funding in its Investment Banking Division.  Mr. Richards serves on the Boards of the University of New Mexico School of Engineering, Sandia National Laboratories External Review Panel and Board of GELcore, EMCORE’s joint venture with General Electric.

W. Harrison Wellford, Esq. became a Director of the Company in January 2007, having been nominated to the Board at that time to fill a vacancy, and has served as the Company’s legal counsel for energy matters.  He is a recently retired partner from the firm of Latham & Watkins, LLP, where he practiced in the areas of energy, mergers and acquisitions, and project finance law. Mr. Wellford is active in the management and financing of renewable energy and energy efficiency technology companies. He currently serves as either a board member or advisor to several companies in the energy field. Mr. Wellford served as the Executive Associate Director of the President’s Office of Management and Budget from 1977 to 1981. He also has held several senior management positions in Presidential transitions since 1976. In the 1980’s Mr. Wellford was a leading advocate for the creation of the competitive power industry and a founder of the largest trade association for independent power companies. Mr. Wellford earned his B.A. from Davidson College, his M.A. from Cambridge University, his Ph.D. in Government from Harvard University and his J.D. from Georgetown University.

THE BOARD URGES STOCKHOLDERS TO VOTE “FOR”
THE NOMINEES FOR CLASS 1 DIRECTORS SET FORTH ABOVE
Unless Marked to the Contrary, Proxies Will be Voted For Approval

PROPOSAL TWO
AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION

The Board of Directors has approved, and has recommended to the Company’s stockholders, an amendment of the Company’s Certificate of Incorporation that would increase the number of authorized shares of Common Stock, par value $.001 per share, from 275,000,000 to 400,000,000 (the “AMENDMENT”). The Amendment would revise Article 4 of the Certificate of Incorporation to read as follows:

“Article 4. Authorized Capital. The total number of shares that may be issued by the Corporation is Four Hundred Ten Million (410,000,000) of which:

a) Four Hundred Million (400,000,000) shares with a par value of one-tenth of one cent ($.001) per share shall be designated as Common Stock; AND

b) Ten Million (10,000,000) shares with a par value of one cent ($.01) per share shall be designated as Preferred Stock.

The designations, preferences and relative participations, options or other rights or qualifications, limitations or restrictions thereof shall be fixed by resolution of the Board of Directors.”

The following schedule indicates the number of shares of common stock outstanding as of December 31, 2006 and issuable under outstanding options, warrants and convertible securities.

ANALYSIS OF AVAILABLE AUTHORIZED COMMON STOCK

As of December 31, 2006
Number of authorized common shares:	275,000,000
Less common shares outstanding:	149,359,052
Less potential issuable common shares:
Warrants	30,455,480
Debt conversion rights	2,910,360
Stock options	20,270,623
Stock purchase agreement rights	1,542,000
Preferred stock conversion rights	51,462,759
106,641,222
Available common shares to be issued:	18,999,726

The Board of Directors believes that the authorization of shares of Common Stock is necessary in order to accommodate the Company’s anticipated growth and to pursue new business. The increased share authorization will provide the Company with an ability to raise capital funds that may be necessary to further develop its core business, to fund potential acquisitions, to finance working capital requirements, to have shares available for use in connection with its stock option plans, and to pursue other corporate purposes that may be identified by the Board of Directors. The Board of Directors will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any future actions. No further action nor authorization by the Company’s stockholders would be necessary prior to issuance of the additional shares of Common Stock authorized under the Amendment, except as may be required for a particular transaction by the Company’s Certificate of Incorporation, by applicable law or regulatory agencies or by the rules of the NASDAQ Stock Market or of any stock exchange on which the Company’s Common Stock may then be listed.

Although an increase in the authorized shares of Common Stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction resulting in the acquisition of the Company by another company), the proposed Amendment is not in response to any effort by any person or group to accumulate the Company’s stock or to obtain control of the Company by any means. In addition, the proposal is not part of any plan by the Board of Directors to recommend or implement a series of anti-takeover measures.

THE BOARD URGES STOCKHOLDERS TO VOTE “FOR” THIS PROPOSAL
Unless Marked to the Contrary, Proxies Will Be Voted For Approval

PROPOSAL THREE
TO APPROVE THE AMENDMENT OF THE FIFTH AMENDMENT AND RESTATEMENT OF THE 1999 INCENTIVE STOCK OPTION PLAN

The Company’s success is largely dependent upon the efforts of its key employees as well as its directors and consultants. In order to continue to attract, motivate and retain outstanding key employees, the Board of Directors believes it is essential to provide compensation incentives that are competitive with those provided by other companies. In addition, the Board of Directors believes it is important to further the identity of interests of key employees with those of the stockholders by encouraging ownership of the Company’s Common Stock. Accordingly, the Board of Directors of the Company has adopted a resolution proposing an amendment to the Fifth Amendment and Restatement of the 1999 Incentive Stock Option Plan (the “Option Plan”) that would increase the amount of shares of Common Stock available to be issued under the plan from a maximum of 25,000,000 shares to a maximum of 50,000,000 shares. The Option Plan, as amended, is attached hereto as APPENDIX C.

The following is a summary of certain major provisions of the existing Option Plan:

General

Under the Option Plan, options covering shares of Common Stock are granted to key employees and directors of, and consultants to, the Company. The options are intended to qualify either as incentive stock options (“ISOs”) pursuant to Section 422 of the Code, or will constitute nonqualified stock options (“NQSOs”). Options may be granted at any time prior to April 30, 2009. Provided the stockholders approve the amendment to the Option Plan, a maximum of 50,000,000 shares of Common Stock (subject to adjustment to prevent dilution) would be available for issuance under the Option Plan.

Administration

The Option Plan will continue to be administered by the Compensation Committee, comprised of no less than two nor more than five non-employee directors (the “Compensation Committee”). The Option Plan provides that the Compensation Committee has full and final authority to select the key employees, directors and consultants to whom awards are granted, the number of shares of Common Stock with respect to each option awarded, the exercise price or prices of each option, the vesting and exercise periods of each option, whether an option may be exercised as to less than all of the Common Stock subject to the option, and such other terms and conditions of each option, if any, that are not inconsistent with the provisions of the Option Plan. In addition, subject to certain conditions, the Compensation Committee is authorized to modify, extend or renew outstanding options. In general, the Compensation Committee is authorized to construe, interpret and administer the Option Plan and the provisions of the options granted thereunder, prescribe and amend rules for the operation of the Option Plan and make all other determinations necessary or advisable for its implementation and administration.

Eligibility

Eligibility to participate in the Option Plan will continue to be limited to key employees and directors of, and consultants to, the Company and its subsidiaries as determined by the Compensation Committee.

Terms of Options and Limitations on Right to Exercise

Under the Option Plan, the exercise price of options will not be less than the fair market value of the Common Stock on the date of grant (and not less than 110% of the fair market value in the case of an incentive stock option granted to an optionee owning 10% or more of the Common Stock of the Company). Options granted to employees, directors or consultants shall not be exercisable after the expiration of ten years from the date of grant (or five years in the case of incentive stock options granted to an optionee owning 10% or more of the Common Stock of the Company) or such earlier date determined by the Board of Directors or the Compensation Committee.

The Option Plan permits the exercise of options by payment of the exercise price in cash or by an exchange of shares of Common Stock of the Company previously owned by the optionee, or a combination of both, in an amount equal to the aggregate exercise price for the shares subject to the option or portion thereof being exercised. The optionee is entitled to elect to pay all or a portion of the aggregate exercise price by having shares of Common Stock having a fair market value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer under certain circumstances. In addition, upon the exercise of any option granted under the Option Plan, the Company, in its discretion, may make financing available to the optionee for the purchase of shares of Common Stock subject to the option on such terms as the Compensation Committee shall approve. An option may not be exercised except (i) by the optionee,  (ii) by a person who has obtained the optionee’s rights under the option by will or under the laws of descent and distribution, or (iii) by a permitted transferee as contemplated by the Option Plan.

THE BOARD URGES STOCKHOLDERS TO VOTE “FOR” THIS PROPOSAL
Unless Marked to the Contrary, Proxies Will Be Voted For Approval

PROPOSAL FOUR

TO APPROVE A REVERSE STOCK SPLIT AS APPROVED BY DIRECTORS

Our Board of Directors is seeking approval of an amendment to our certificate of incorporation to give the Board authorization to effect a reverse split of our issued and outstanding common stock, without further approval of our stockholders, upon a determination by our Board that such a reverse stock split is in the best interests of our company and our stockholders at any time before our next annual meeting of stockholders. If the proposed reverse stock split is approved at the annual meeting and the Board of Directors elects to effect the proposed reverse stock split, each stockholder would receive a smaller number of shares at the reverse stock split ratio selected by the Board of Directors. The ratio will be no less than one for four and no greater than one for eight.  The proposed reverse stock split will only be effected at a time when the price per share of our common stock is greater than $1.00.

The Board will select, at its discretion, the ratio of the reverse stock split, which will be within the range of one-for-four to one-for-eight, inclusive. In determining the reverse stock split ratio, the Board of Directors will consider numerous factors, including the historical and projected performance of our common stock before and after the reverse stock split, prevailing market conditions and general economic trends, as well as the projected impact of the reverse stock split on the trading liquidity of our common stock, and investor interest in our stock.

This proposal authorizes our Board of Directors to select the reverse stock split ratio from within a range. We authorized our Board of Directors to have this discretion, rather than approving a specific ratio at this time, in order to give the Board the flexibility to implement a reverse stock split at a ratio that reflects the Board's then-current assessment of the factors described above, including our then-current stock price. The reverse stock split would become effective as soon as reasonably practicable upon a determination by the Board of Directors and the filing of a Certificate of Amendment of our Certificate of Incorporation with the Secretary of State of the State of Delaware.

The Board of Directors reserves the right, even after stockholder approval, to forego or postpone the filing of the amendment if it determines such action is not in the best interest of our stockholders. If the amendment is adopted and filed with the Delaware Secretary of State, there will be a proportionate reduction in the number of authorized shares of our common stock, provided that in no event will the number of authorized shares of common stock be reduced to less than 100,000,000 shares.  You have the opportunity to vote in favor or against this reverse stock split by checking the appropriate box on the attached proxy card. If you choose not to check a box on the proxy card, it is the same as voting FOR the reverse stock split.

REASONS FOR AND RISKS ASSOCIATED WITH THE PROPOSAL

Our Board believes it is in the best interests of the Company and our shareholders to implement the reverse split. As of March 9, 2006, we have 151,395,297 shares of common stock issued and outstanding. In order to reduce the number of shares of the common stock outstanding and thereby attempt to proportionally raise the per share price of the common stock, we believe that it is in the best interests of our stockholders for the Board to obtain the authority to implement a reverse stock split. We have determined that we may seek additional funding or other business relationships such as a merger or acquisition in order to meet the needs of our growing business operations. We believe that our industry and, the prospects for such business relationships are presently strong. While no such relationships or funding have been identified as of yet other than our proposed acquisition of ENTECH Corporation, and while no other particular plans, understandings or agreements are in place, we believe that the currently large number of issued and outstanding shares may negatively affect the consummation of any such relationship and that a smaller number of issued and outstanding shares will assist in attracting funding sources or merger partners on terms that will be most beneficial to the Company and its stockholders.

There can be no assurance that the total market capitalization of the common stock (the aggregate of the then market price) after the proposed reverse split will be equal to or greater than the total market capitalization before the proposed reverse split. Also, we cannot assure you that the market price of our common stock immediately after the effective date of the proposed reverse stock split will be maintained for any period of time. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization.

HOW THE APPROVAL WILL AFFECT SHAREHOLDERS

The proposed stock split will affect all of our stockholders uniformly and will not affect any stockholders percentage ownership interests in the company, except to the extent that the result of the reverse stock split results in any of our shareholders owning a fractional share. If this occurs, the fractional shares will be rounded up to the next whole share. Additionally, if as a result of the reverse split calculations, any shareholders holding is reduced to an ownership of less than one share, or zero, we will round up that fractional share and grant such a shareholder at least one share in the Company, or, at our option, purchase the stockholders shares at the bid price existing for our stock on the day prior to the effectiveness of the reverse split. Such cash payments will reduce the number of post-reverse stock split stockholders to the extent there are stockholders presently who would otherwise receive less than one share of the common stock after the reverse stock split and we elect to cash out such shareholders. In addition, the reverse stock split will not affect any stockholders percentage ownership or proportionate voting power, subject to the treatment of fractional shares.

The principal effect of the reverse stock split will be that the number of shares of the common stock issued and outstanding will be reduced from 151,395,297 shares to approximately 37,848,825 shares if a one for four reverse stock split is implemented by the Board, and 18,924,413 if a one for eight reverse stock split is implemented.

Effect on Registered and Beneficial Stockholders

Upon the reverse stock split, we intend to treat stockholders holding common stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders, holding the common stock in “street name.” However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Effect of Reverse Stock Split on Options

The number of shares subject to outstanding options to purchase shares of our common stock also would automatically be reduced in the same ratio as the reduction in the outstanding shares. Correspondingly, the per share exercise price of those options will be increased in direct proportion to the reverse stock split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the options will remain unchanged. For example, assume that a one for eight reverse stock split is implemented and that an optionee holds options to purchase 1,000 shares at an exercise price of $1.00 per share. On the effectiveness of the one for eight reverse stock split, the number of shares subject to that option would be reduced to 125 shares and the exercise price would be proportionately increased to $8.00 per share.

Effect of Reverse Stock Split on Warrants

The agreements governing the outstanding warrants to purchase shares of our common stock include provisions requiring adjustments to both the number of shares issuable upon exercise of such warrants, and the exercise prices of such warrants, in the event of a reverse stock split. For example, assume that a one for eight reverse stock split is implemented and a warrant holder holds a warrant to purchase 10,000 shares of our common stock at an exercise price of $1.00 per share. On the effectiveness of the reverse stock split, the number of shares subject to that warrant would be reduced to 1,250 shares and the exercise price would be proportionately increased to $8.00 per share.

Implementation and Effect of the Reverse Stock Split

If approved by our stockholders at the annual meeting, and if a majority of our Board of Directors determines that effecting a reverse stock split is in the best interests of our stockholders, our Board of Directors will, in its sole discretion, determine the method of dealing with fractional shares. Following such determinations, the Board of Directors will effect the reverse stock split by directing management to file the certificate of amendment with the Delaware Secretary of State at such time as the Board has determined is the appropriate effective time for the reverse stock split. The reverse stock split will become effective at the time specified in the certificate of amendment after the filing of the amendment with the Delaware Secretary of State, which we refer to as the effective time.

We estimate that, following a reverse stock split, we would have approximately the same number of stockholders and, except for the effect of cash payments for fractional shares as described above, the completion of the reverse stock split would not affect any stockholder’s proportionate equity interest in our company. By way of example, a stockholder who owns a number of shares that prior to the reverse stock split represented one-half of a percent of the outstanding shares of the company would continue to own one-half of a percent of our outstanding shares after the reverse stock split. However, it will have the effect of increasing the number of shares available for future issuance because of the reduction in the number of shares that will be outstanding after giving effect to the reverse stock split.

Exchange of Stock Certificates and Payment for Fractional Shares

Exchange of Stock Certificates. Promptly after such an effective time, you would be notified that the reverse stock split has been effected. Our stock transfer agent, ComputerShare Investor Services, whom we refer to as the exchange agent, would implement the exchange of stock certificates representing outstanding shares of common stock. You would be asked to surrender to the exchange agent certificates representing your pre-split shares in exchange for certificates representing your post-split shares in accordance with the procedures to be set forth in a letter of transmittal which we would send to you. You would not receive a new stock certificate representing your post-split shares until you surrender your outstanding certificate(s) representing your pre-split shares, together with the properly completed and executed letter of transmittal to the exchange agent. No scrip or fractional certificates will be issued in connection with the reverse stock split. Instead, any fractional share that results from the reverse stock split will be rounded up to the next whole share of our common stock or, in the discretion of the Board, you will entitled to a cash payment without interest in lieu of such fractional shares. If approved and affected, the reverse stock split will result in some stockholders owning "odd lots" of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares. IF THIS REVERSE SPLIT IS EFFECTED, PLEASE DO NOT DESTROY ANY STOCK CERTIFICATE OR SUBMIT ANY OF YOUR CERTIFICATES UNTIL YOU ARE REQUESTED TO DO SO.

Effect of Failure to Exchange Stock Certificates

Upon the filing of the amendment to our certificate of incorporation with the Delaware Secretary of State, each certificate representing shares of our common stock outstanding prior to the that time would, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of our common stock, and the right to receive, from us or the transfer agent, the amount of cash for any fractional shares, into which the shares of our common stock evidenced by such certificate have been converted by the reverse stock split. However, a holder of such un-exchanged certificates would not be entitled to receive any dividends or other distributions payable by us after the effective date, until the old certificates have been surrendered. Such dividends and distributions, if any, would be accumulated, and at the time of surrender of the old certificates, all such unpaid dividends or distributions will be paid without interest.

No Appraisal Rights

Under the Delaware General Corporation Law and our certificate of incorporation and bylaws, you are not entitled to appraisal rights with respect to the reverse stock split.

Federal Income Tax Consequences

The following description of the material federal income tax consequences of the reverse stock split is based on the Internal Revenue Code, applicable Treasury Regulations promulgated under the Code, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of any of the proposed reverse stock splits. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. We urge stockholders to consult their own tax advisors to determine the particular consequences to them.

In general, the federal income tax consequences of the reverse stock split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of our common stock in exchange for their old shares of our common stock. We believe that because the reverse stock split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the reverse stock split will likely have the following federal income tax effects:

(i) Except as explained in (v) below, no income gain or loss will be recognized by a shareholder on the surrender of the old shares or receipt of the certificate representing post-split new shares.

(ii)  Except as explained in (v) below, the tax basis of the new shares will equal the tax basis of the old shares exchanged therefore.

(iii) Except as explained in (v) below, the holding period of the new shares will include the holding period of the old shares if such old shares were held as capital assets.

(iv) The conversion of the old shares into the new shares will produce no taxable income or gain or loss to the Company.

(v) The federal income tax treatment of the receipt of the one additional share in lieu of any fractional interests by a shareholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

The Company’s opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

The state and local tax consequences of the reverse stock split may vary significantly as to each shareholder, depending upon the state in which he or she resides. Shareholders are urged to consult their own tax advisors with respect to the federal, state and local tax consequences of the reverse stock split.

THE BOARD URGES STOCKHOLDERS TO VOTE “FOR” THIS PROPOSAL
Unless Marked to the Contrary, Proxies Will Be Voted For Approval

PROPOSAL FIVE
TO APPROVE AMPER, POLITZINER & MATTIA, P.C. AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR 2007

Amper, Politziner & Mattia, P.C. independent certified public accountants, has been selected by the Board of Directors as the Company’s independent auditor for the current fiscal year. A representative of Amper, Politziner & Mattia, P.C. is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

THE BOARD URGES STOCKHOLDERS TO VOTE “FOR” THIS PROPOSAL
Unless Marked to the Contrary, Proxies Will Be Voted “For” Approval.

MANAGEMENT

The following table sets forth the names, ages and positions of the executive officers and directors of the Company as of March 9, 2007. Their respective backgrounds are described following the table:

NAME	AGE	POSITION WITH THE COMPANY
Quentin T. Kelly	71	Chairman, Chief Executive Officer
Dr. Frank W. Smith	48	Executive Vice President, Chief Operating Officer
Larry L. Crawford	58	Executive Vice President, Chief Financial Officer
Dr. Anand Rangarajan	57	Executive Vice President, Chief Technology Officer
Douglas L. Washington	59	Executive Vice President, Sales
James S. Brown	50	Executive Vice President, Project Finance
Joseph Cygler	70	Director
Dr. Hong Hou	42	Director
Reuben F. Richards, Jr.	51	Director
Lange Schermerhorn	65	Director
Dr. Davinder Sethi	58	Director
Harrison Wellford	66	Director

Quentin T. Kelly founded WorldWater, Inc. in 1984 as a consulting and R&D company and has been Chairman since then. Mr. Kelly also served as CEO from 1984 to January, 2006, and resumed his role as CEO in January 2007. Mr. Kelly was previously Director of Information Services and Assistant to the President of Westinghouse Electric Corporation from 1965 to 1971, and subsequently became President of Kelly-Jordan Enterprises, Inc., a leisure products company from 1971 to 1975, and then President of Pressurized Products, Inc., manufacturers and international marketers of specialized water systems and products, from 1976 to 1984. Mr. Kelly is an alumnus of Kenyon College and holds three U.S. patents relating to water systems. He has many years’ experience in business relating to water and power needs in the U.S. and the developing world. He has worked on water supply and solar power projects in the U.S. and with more than a dozen governments and private contractors throughout the world.

Dr. Frank W. Smith joined the Company as Chief Operating Officer in February 2007. He previously served as Vice President of Strategy and Business Development at EMCORE Corporation, where he identified target acquisitions, managed the due diligence process, and provided strategic direction for the company. Prior to this, he was an Operations Director at JDS Uniphase, where he managed several business units since 1999, before which he was a Program Manager at Lockheed Martin. He was also a Manager at MIT’s Lincoln Labs and has accumulated five patents under his name as well as having published nearly two dozen articles. Dr. Smith graduated with a B.S. in Engineering & Applied Science from Yale University and completed a Masters and Ph.D. in Electrical Engineering & Computer Science from MIT, with a minor in Business Administration from MIT’s Sloan School of Business.

Mr. Larry Crawford, Executive Vice President and Chief Financial Officer, joined the Company in July 2006.  Previously, Mr. Crawford served as Chief Financial Officer and Executive Vice President of Escala Group, Inc. since 2001. Mr. Crawford served as Chief Financial Officer of Arzee Holdings, Inc. from 1996 to 2001 and as Vice President of Finance and Chief Financial Officer of Talon, Inc., a subsidiary of Coats Viyella plc from 1987 to 1996. Mr. Crawford is a certified public accountant and received his B.A. from Pennsylvania State University and his M.B.A. from the Lubin School of Business of Pace University.

Dr. Anand Rangarajan, Executive Vice President and Chief Technology Officer, has been employed by the Company since 1998. He is a solar and water pump specialist with over 20 years experience in all aspects of the solar electric business and has pioneered the development of several proprietary solar water pumping systems, products and markets. His systems have been installed in over 20 countries. He holds a Ph.D. in Engineering from the University of Wisconsin.

Douglas L. Washington, Executive Vice President, Marketing and International Operations, has been employed by the Company since ______. He has worked at Johnson & Johnson, where he served as Worldwide Director of New Business Development, Consumer Sector, and Director of Business Development, Advanced Materials Company, developing business opportunities with a variety of governmental, educational and other research institutions in the United States and in countries in Asia, Africa and elsewhere. He attended the University of Texas, and has had professional training at the Kellogg School of Business and the Wharton School of Business, and has been a private consultant, specializing in biotechnology and consumer water programs.

James S. Brown, Executive Vice President, Project Finance, joined the Company in May 2004. Mr. Brown has extensive financial experience in the energy industry. From August 2002 until May 2003, Mr. Brown served as an independent financial consultant. From October 1999 until August 2002, he was Director of Structured Finance, Americas, for Energy Wholesale Operations in Houston, Texas. Prior to that, Mr. Brown served as a Project Finance Director for El Paso Energy International. Mr. Brown has also held executive finance positions with Westmoreland Energy Inc. and AMVEST Corporation. Mr. Brown graduated from Georgetown University with a degree in Accounting and holds an MBA from Texas A&M University.

Joseph Cygler has been a Director of the Company since January 1997, and a former Vice President of Marketing and Executive Vice-President. He has been Chief Executive Officer of the CE&O Group, an organization assisting companies in operations management, since 1986. Previously he was an executive at Kepner-Tregoe, Inc., an international business consulting firm, from 1976 to 1986, an executive with Honeywell Information Systems from 1964 to 1976, and a marketing representative with International Business Machines from 1961 to 1964. Mr. Cygler has a BS in Engineering from the U.S. Military Academy at West Point.

Dr. Hong Hou has been a director of the Company since January 2007.  Dr. Hou is also a member of the Board of Directors of EMCORE where he has served in a variety of leadership roles since 1998. He currently is President, Chief Operating Officer of EMCORE Corp.  He co-started EMCORE’s Photovoltaics Division, and subsequently managed the Fiber Optics Division.  He was Executive Vice President of Business Development and Product Strategy before becoming Vice President and General Manager of EMCORE’s Ortel Division.  From 1995 to 1998 he was a Principal Member of the Technical Staff at Sandia National Laboratories, a Department of Energy weapon research lab managed by Lockheed Martin.  Prior to that, he served with AT&T Bell Laboratories, engaging in research on high-speed optoelectronic devices.  He holds a Ph.D. in electrical engineering from the University of California at San Diego.  He has published over 150 journal articles and holds seven U.S. patents.

Reuben F. Richards, Jr. has been a director of the Company since January 2007.  Mr. Richards, who joined EMCORE Corporation in October 1995 as its President and Chief Operating Officer, became Chief Executive Officer in December 1996.  Mr. Richards has been a director of EMCORE since May 1995.  From December 1993 to December 1995, he has been a member and President of Jesup & Lamont Merchant Partners.  From 1991 — 1993, Mr. Richards was a principal with Hauser, Richards & Co., a firm engaged in corporate restructuring and management turnarounds.  From 1986 — 1991, Mr. Richards was a Director at Prudential-Bache Capital Funding in its Investment Banking Division.  Mr. Richards serves on the Boards of the University of New Mexico School of Engineering, Sandia National Laboratories External Review Panel and Board of GELcore, EMCORE’s joint venture with General Electric.

Lange Schermerhorn has served as a Director since 2001. She is a retired U.S. Ambassador to Djibouti, is an economist who has spent 30 years in the Foreign Service and has covered the globe as a senior foreign officer in such places as Brussels, where she was Deputy Chief of Mission, with specific emphasis on economics relating to NATO and EU. She has also had significant Foreign Service experience in Sri Lanka, Vietnam, Tehran, London and Washington D.C. Ms. Schermerhorn’s education and related experience include Mt. Holyoke College (B.A. 1961), Harvard Business School, and National War College.

Dr. Davinder Sethi has served as a Director since 2000. He has been an independent advisor in the fields of information technology and finance. He has served as Chairman and Chief Executive Officer of iPing, Inc., and was a Director and Senior Advisor to Barclays de Zoete Wedd. In addition, Dr. Sethi spent seven years at Bell Laboratories in operations research and communications network planning and seven years in corporate finance at AT&T. Dr. Sethi holds a Ph.D. and M.S. in Operations Research, Economics and Statistics from the University of California, Berkeley, and is a graduate of the Executive Management Program at Penn State.

W. Harrison Wellford, Esq. became a Director of the Company in January 2007 and has served as the Company’s legal counsel for energy matters.  He is a recently retired partner from the firm of Latham & Watkins, LLP, where he practiced in the areas of energy, mergers and acquisitions, and project finance law. Mr. Wellford is active in the management and financing of renewable energy and energy efficiency technology companies. He currently serves as either a board member or advisor to several companies in the energy field. Mr. Wellford served as the Executive Associate Director of the President’s Office of Management and Budget from 1977 to 1981. He also has held several senior management positions in Presidential transitions since 1976. In the 1980’s Mr. Wellford was a leading advocate for the creation of the competitive power industry and a founder of the largest trade association for independent power companies. Mr. Wellford earned his B.A. from Davidson College, his M.A. from Cambridge University, his Ph.D. in Government from Harvard University and his J.D. from Georgetown University.

MEETING ATTENDANCE

The business of the Company is managed under the direction of the Board. The Board meets during the Company’s fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. The Board held nine meetings and acted by unanimous written consent numerous times during the fiscal year ended December 31, 2006. All of the Directors attended the meetings held during the year.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has a standing Audit Committee and a standing Compensation Committee. The Audit Committee and Compensation Committee met following the end of each of the fiscal quarters in 2006 and 2005.

Mr. Cygler, Mr. Sethi and Ms. Schermerhorn comprise the Audit Committee. The Audit Committee operates under a formal written charter. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent accountants the results of the audit engagement, approves professional services provided by the accountants including the scope of non-audit services, if any, and reviews the adequacy of the Company’s internal accounting controls. A copy of the Audit Committee’s report and charter is attached to this Proxy Statement as APPENDIX A.

Mr. Cygler, Mr. Sethi and Ms. Schermerhorn comprise the Compensation Committee. The Compensation Committee makes recommendations to the Board regarding the executive and employee compensation programs of our company. Committee  makes  recommendations  to  the  Board  regarding  the executive  and  employee  compensation  programs  of  our  company. A copy of the Compensation Committee’s report is attached to this Proxy Statement as APPENDIX B.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of the shares of the registrant’s Common stock owned as of December 31, 2006 by all persons known to the registrant who own more than 5% of the outstanding number of such shares, by all directors of the registrant, and by all officers and directors of the registrant as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(1)		Percent of Class
CAMOFI Master LDC C/O Centrecourt Asset Management 30 Third Avenue, 14th Floor New York, NY 10022	9,431,900	(2)	6.0%
EMCORE Corporation 145 Belmont Drive Somerset, New Jersey 08873	53,979,009	(3)	26.7%
Quentin T. Kelly *	5,164,975	(4)	3.4%
James S. Farrin *	1,250,000	(5)	0.8%
Dr. Anand Rangarajan *	1,114,000	(6)	0.7%
Larry L. Crawford *	600,000	(7)	0.4%
James S. Brown *	1,000,000	(8)	0.7%
Joseph Cygler *	884,300	(9)	0.6%
Dr. Davinder Sethi *	620,100	(10)	0.4%
Lange Schermerhorn *	250,000	(11)	0.2%
All Directors and Officers as a group (8 persons)	10,883,275		6.8%

*                    All officers and directors may be contacted at the Company’s address: WorldWater & Power Corp., Pennington Business Park, 55 Route 31 South, Pennington, New Jersey 08534

(1)             For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of December 31, 2006. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such a date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except community property laws, the Company believes, based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of common stock which they beneficially own.

(2)             This amount includes 6,250,000 shares issuable upon the exercise of warrants and 3,181,900 shares of Common Stock owned as of December 31, 2006.

(3)             This amount includes preferred stock convertible into 48,928,571 shares of common stock and warrants to purchase 5,050,438 shares of Common Stock as of December 31, 2006.

(4)             This amount includes 606,060 shares owned by Mrs. Quentin T. Kelly, CFK Limited Partnership and QTK Limited Partnership which were formed for the benefit of Mr. Kelly’s children, and options and warrants to purchase 1,974,975 shares as of December 31, 2006.

(5)             This amount includes options and warrants to purchase 1,250,000 shares as of December 31, 2006.

(6)             This amount represents options to purchase 1,114,000 shares as of December 31, 2006.

(7)             This amount represents options to purchase 600,000 shares as of December 31, 2006.

(8)             This amount includes options to purchase 946,430 shares as of December 31, 2006.

(9)             This amount represents options to purchase 604,300 shares as of December 31, 2006.

(10)       This amount represents options and warrants to purchase 620,100 shares as of December 31, 2006.

(11)       This amount represents options to purchase 250,000 shares as of December 31, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934, as amended (the “EXCHANGE ACT”), requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities (collectively, the “REPORTING PERSONS”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. The Company believes that all filings required to be made by the Reporting Persons during the fiscal years ended December 31, 2006 and 2005 were made on a timely basis.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

							Non-Equity	Nonqualified
				Stock	Option		Incentive Plan	Deferred	All Other
Name & Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	Awards ($)		Compensation ($)	Compensation Earnings ($)	Compensation ($)		Total ($)
Quentin T. Kelly	2005	170,000	—	—	37,200	(2)	—	—	58,000	(1)	265,200
Chairman & CEO	2006	160,000	50,000	—	—		—	—	58,000	(1)	268,000
Larry Crawford	2005	—	—	—	—		—	—	—		—
EVP, CFO	2006	71,423	11,093	—	102,000	(3)	—	—	—		184,516
Dr. Anand Rangarajan	2005	121,250	7,230	—	—		—	—	9,000	(5)	137,480
EVP, CTO	2006	123,738	17,748	—	—		—	—	9,000	(5)	150,486
James S. Brown	2005	150,000	—	—	—		—	—	—		150,000
EVP, Project Finance	2006	131,625	16,269	—	—		—	—	—		147,894
James S. Farrin	2005	—	—	—	—		—	—	—		—
Former CEO	2006	80,045	73,950	—	223,915	(4)	—	—	—		377,910

(1)             Represents the premium paid for a life insurance policy, the beneficiary of which is Mr. Kelly’s wife ($46,000) plus use of the Company vehicle ($12,000).

(2)             120,000 options granted 12/31/2005 at exercise price at date of grant; options vest over one-year.   FASB 123R expense for 2005 and 2006 was $0 and $37,200, respectively.

(3)             600,000 options granted 7/10/2006 in connection with employment contract; options were granted at the market price at date of grant.  No options vested during the year ended December 31, 2006.  100,000 options vested on 1/10/2007; the remainder vest monthly through 7/10/2009.  FASB 123R expense for 2006 was $0.00.

(4)             1,000,000 options were granted 1/23/2006 in connection with employment contract.  200,000 options vested at contract execution with the remainder vesting in twelve monthly installments through 1/23/2007.  FASB 123R expense for 2006 was $208,987.

(5)             Represents $9,000 for Company provided vehicle.

EQUITY COMPENSATION PLAN INFORMATION

The following table contains information regarding the Company’s Equity Compensation Plans as of December 31, 2006:

(C)
	(A)	(B)	Number of Securities Remaining
	Number of Securities to be	Weighted Average	Available for Future Issuance
	Issued Upon Exercise of	Exercise Price of	Under Equity Compensation Plans
	Outstanding Warrants,	Outstanding Warrants,	(excluding Securities Reflected
Plan Category	Options and Rights	Options and Rights	in Column (A))
Equity compensation plans approved by security holders (1)	13,358,231	$0.27	0
Equity compensation plans not approved by security holders	—	—
Total	13,358,231	$0.27	0

(1)             The approved plan is the Amended 1999 WorldWater Corp. Incentive Stock Option Plan.

OPTION GRANTS FOR YEAR ENDED DECEMBER 31, 2006
(INDIVIDUAL GRANTS IN FISCAL YEAR)

	Number of	Percent of Total
	Securities	Options Granted	Exercise Price	Expiration
Name	Underlying Options	to Employees	Per Share (1)	Date
Larry L. Crawford	600,000	20%	$0.27	7/9/2016
James S. Farrin	1,000,000	30%	0.38	1/22/2016
Joseph Cygler	50,000	2%	0.26	6/13/2016
Lange Schermerhorn	50,000	2%	0.26	6/13/2016
Dr. Davinder Sethi	50,000	2%	0.26	6/13/2016

(1)             All grants of options have been made with exercise prices equal to fair value at date of grant. The amounts shown represent an average share price for the shares indicated.

Aggregated Option Exercises
For Fiscal Year Ended December 31, 2006
And Year-End Option Values (1)

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-
	Shares		Options at Fiscal Year-		Money Options at
	Acquired on		End (#)(2)		Fiscal Year-End ($)(3)
Name	Exercise	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Quentin T. Kelly	0	0	1,947,975	0	394,614	0
James S. Farrin	0	0	933,333	66,667	9,333	667
Larry L. Crawford	0	0	0	600,000	0	72,000
Dr. Anand Rangarajan	0	0	864,000	250,000	124,120	27,500
James S. Brown	17,856	(595)	696,430	250,000	51,607	27,500

(1)             No stock appreciation rights are held by the named Executive Officer.

(2)             The total number of unexercised options held as of December 31, 2006, separated between those options that were exercisable and those options that were not exercisable on that date.

(3)             For all unexercised options held as of December 31, 2006, the aggregate dollar value of the excess of the market value of the stock underlying those options over the exercise price of those unexercised options. As required, the price used to calculate these figures was the closing sale price of the common stock at year’s end, which was $0.39 per share on December 31, 2006.

DIRECTOR COMPENSATION

Outside directors are entitled to receive options to purchase 50,000 shares of the Company’s common stock for each year of service on the Board of Directors. Members of the standing committees of the Board of Directors are compensated on a quarterly basis for their participation in meetings of the respective committees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company had outstanding notes payable owed to directors, officers and employees of the Company as of December 31, 2006 and 2005 as follows:

	2006	2005
Directors	$3,000	$3,000
Officers and employees	—	32,748
Total	3,000	35,748
Less current maturities	(3,000)	(35,748)
Total long term note payable, related party	$—	$—

Notes payable to directors, officers and employees are due on demand and accrue interest at 10% per annum.

Other Related Party Transactions

The Company leased office and laboratory facilities from the Chairman of the Company. Lease payments to the Chairman were $18,000 and $36,000 in 2006 and 2005, respectively, plus utilities and maintenance. This lease was terminated as of June 30, 2006.

INDEPENDENT PUBLIC ACCOUNTANTS

Audit Fees

The aggregate fees billed to us by the independent auditors, Amper, Politziner &  Mattia P.C., for professional services rendered in connection with our Quarterly Reports on Form 10-QSB and for the audits of our financial statements included in this Annual Report on Form 10-KSB for the years ended December 31, 2006 and 2005 were $110,000 and $87,500, respectively.

Audit Related Fees

The aggregate fees billed to us by Amper, Politziner & Mattia, P.C. for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements that are not already reported in the paragraph immediately above totaled approximately $64,700 and $22,500 for the years ended December 31, 2006 and 2005, respectively. The 2006 costs are primarily related to services provided in connection with the audits and due diligence for our review of a possible acquisition of ENTECH Corporation.

Tax Fees

There were no tax fees billed by our independent auditors during 2006 and 2005.

All Other Fees

There were no other fees billed by our independent auditors during the last two fiscal years for products and or services.

STOCKHOLDER PROPOSALS

Stockholder proposals may be submitted for inclusion in the Company’s proxy statement for next year’s annual meeting provided that the written proposal is received by the Company no later than December 31, 2007. These proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Similarly, in order for a stockholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received by the Company no later than December 31, 2007.

CODE OF ETHICS

We have adopted a written Code of Ethics that applies to all of our directors, officers and employees. A copy of our Code of Ethics is available on our website at www.worldwater.com and print copies are available to any shareholder that requests a copy. Any amendment to the Code of Ethics or any waiver of the Code of Ethics will be disclosed on our website at www.worldwater.com promptly following the date of such amendment or waiver.

PERSONS MAKING THE SOLICITATION

The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies in the accompanying form will be paid by the Company. Officers of the Company may solicit proxies by mail, telephone or telegraph. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the Common Stock.

OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

FINANCIAL STATEMENTS

Our annual report to stockholders is being mailed to you with this proxy statement. The annual report to stockholders includes audited balance sheets as of December 31, 2006 and 2005, and audited statements of operations and cash flows for each of the years then ended. We have filed our annual report on Form 10-K for the year ended December 31, 2006 with the Securities and Exchange Commission. It is available at the Securities and Exchange Commission’s website at www.sec.gov.

THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB. REQUESTS SHOULD BE DIRECTED TO THE ATTENTION OF LARRY CRAWFORD, WORLDWATER & POWER CORP., PENNINGTON BUSINESS PARK, 55 ROUTE 31 SOUTH, PENNINGTON, NEW JERSEY 08534.

By Order of the Board of Directors,

/s/ QUENTIN T. KELLY
Quentin T. Kelly,
Chairman

April ____, 2007

APPENDIX A

AUDIT COMMITTEE CHARTER
WORLDWATER & POWER CORP.

PURPOSE

The primary purpose of the Audit Committee (the “COMMITTEE”) is to assist the Board of Directors (“BOARD”) in fulfilling its responsibilities to oversee management’s conduct of the Company’s financial reporting process, including oversight of the following:

1.                 The financial reports and other financial information provided by the Company to any governmental or regulatory body, and the public or others.

2.                 The Company’s system of internal accounting and financial controls.

3.                 The annual independent audit of the Company’s financial statement.

4.                 The Company’s interim financial statements and communications associated with this information.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it shall have full and direct access to the independent auditors as well as anyone in the Company. The Board and the Audit Committee are to represent the Company’s stockholders. Accordingly, the independent auditors are accountable to the Board and the Audit Committee.

MEMBERSHIP

The Committee shall be comprised of not less than two members of the Board. The members will be appointed annually by the Board. Only independent directors will serve on the Committee. An independent director is free of any relationship that could influence his or her judgment as a Committee member. An independent director may not be associated with a major vendor to, or customer of, the Company.

All members of the Committee must be financially literate or become so within a reasonable period of time after appointment to the Committee. In addition, at least one member will have accounting or related financial management expertise.

GENERAL RESPONSIBILITIES

In performing its oversight responsibilities, the Committee shall do the following:

1.                 The Committee provides open avenues of communication between the independent accountant and the Board of Directors.

2.                 The Committee must report Committee actions to the full Board of Directors and may make appropriate recommendations.

3.                 The Committee has the power to conduct or authorize investigations into matters within the Committee’s scope of responsibilities. The Committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

4.                 The Committee meets in conjunction with each regularly schedule meeting of the Board of Directors, or more frequently as circumstances require.

5.                 The Committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.

6.                 The Committee will do whatever else the law, the Company’s charter or bylaws or the Board of Directors require.

KEY RESPONSIBILITIES FOR ENGAGING INDEPENDENT ACCOUNTANTS

1.                 The Committee will select the independent accountants for company audits, subject to approval by the Board of Directors. The Committee also will review and set any fees paid to the independent accountants and review and approve dismissal of the independent accountants.

2.                 The Committee will confirm and assure the independence of the independent accountant, including a review of management consulting services provided by the independent accountant and the fees paid for them.

3.                 The Committee will consider, in consultation with the independent accountant the audit scope and procedural plans made by them.

4.                 The Committee will listen to management and the primary independent auditor if either thinks there might be a need to engage additional auditors. The Committee will decide whether to engage an additional firm and, if so, which one.

5.                 Review with the independent accountants all communications required by appropriate regulatory entities.

RESPONSIBILITIES FOR REVIEWING THE ANNUAL EXTERNAL AUDIT AND THE  QUARTERLY AND ANNUAL FINANCIAL STATEMENTS

1.                 The Committee will ascertain that the independent accountant views the Board of Directors as its client, that it will be available to the full Board of Directors at least annually and that it will provide the Committee with a timely analysis of significant financial reporting issues.

2.                 The Committee will ask management and the independent accountant about significant risks and exposures and will assess management’s steps to minimize them.

3.                 The Committee will review the following with the independent accountant:

a.                  The adequacy of the Company’s internal controls, including computerized information system controls and security.

b.                 Any significant findings and recommendations made by the independent accountant with management’s responses to them.

4.                 Shortly after the annual examination is completed, the Committee will review the following with management and the independent accountant:

a.                  The Company’s annual financial statements and related footnotes.

b.                 The independent accountant’s audit of and report on the financial statements.

c.                  The auditor’s qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

d.                 Any serious difficulties or disputes with management encountered during the course of the audit.

e.                  Anything else about the audit procedures of findings that GAAS requires the auditors to discuss with the Committee.

5.                 The Committee will review annual filings with the SEC and other published documents containing the company’s financial statements and will consider whether the information in the filings is consistent with the information in the financial statements.

6.                 The Committee will review the interim financial reports with management and the independent accountant before those interim reports are released to the public or filed with the SEC or other regulators.

BUSINESS CONDUCT

1.                 Review and update the Committee’s charter annually.

2.                 Review policies and procedures covering officers’ expense accounts and perquisites, including their use of corporate assets and consider the results of any review of those areas by the independent accountant.

3.                 Review with the Company’s general counsel and others any legal, tax, or regulatory matters that may have a material effect on the organization’s operational or financial statements, compliance policies and programs and reports from regulators.

4.                 Meet with the independent accountant and management in separate executive sessions to discuss any matters that these groups believes should be discussed privately with the Committee.

5.                 Review transactions with the Company in which the Directors or Officers of the Company have an interest.

The Audit Committee serves in an oversight capacity and as such does not determine or provide opinions on the completeness, accuracy or adherence to generally accepted accounting principles of the Company’s financial statements.

AUDIT COMMITTEE’S REPORT FOR 2006

The Audit Committee of the Board of Directors, comprised of two independent directors, held four meetings during the year. The Audit Committee met with the independent public accountants and management to assure that all were carrying out their respective responsibilities. The Committee reviewed the performance and fees of the independent public accountants prior to recommending their appointment, and met with them to discuss the scope and results of their audit work, including the adequacy of internal controls and the quality of the financial reporting.

The Committee discussed with the independent public accountants their judgments regarding the quality and acceptability of the Company’s accounting principles, the clarity of its disclosures and the degree of aggressiveness or conservatism of its accounting principles and the underlying estimates. The Committee discussed with and received a letter from the independent public accountants confirming their independence. The independent public accountant had full access to the Committee, including regular meetings without management present. Additionally, the Committee reviewed and discussed the audited financial statements with management and recommended to the Board of Directors that these financial statements be included in the Company’s Form 10-KSB filing with the Securities and Exchange Commission.

The foregoing audit committee report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any past or future filing under the securities act or the exchange act, except to the extent the company specifically incorporates it by reference into such filing.

AUDIT COMMITTEE
Dr. Davinder Sethi
Joseph Cygler
Lange Schermerhorn

APPENDIX B

COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

The compensation of our executive officers is determined by the compensation committee of our board of directors on an annual basis. Our compensation committee considers all elements of compensation in making its determinations.

With respect to those executive officers who do not serve on our board of directors, our compensation committee also considers the recommendations of our chairman of the board and chief executive officer. The principal elements of compensation for our executive officers are base salary, cash bonuses and stock incentives and stock options.

We have previously relied and intend to continue to rely heavily on stock options to provide incentive compensation to our executive officers and other key employees and to align their interests with those of our stockholders. In that regard, stock options were granted to all of our officers (other than the chief executive officer) during the year. All of these options are exercisable at fair market value.

SUBMITTED BY

COMPENSATION COMMITTEE

Davinder Sethi, Lange Schermerhorn and Joseph Cygler

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

B-1

APPENDIX C

WORLDWATER & POWER CORP.
FIFTH AMENDMENT AND RESTATEMENT OF
1999 INCENTIVE STOCK OPTION PLAN

ARTICLE I
Establishment, Purpose, and Duration

1.1   Establishment of the Plan.   WorldWater & Power Corp., a Nevada corporation (the “Company”), hereby establishes an incentive compensation plan for the Company and its subsidiaries to be known as the “Fifth Amendment and Restatement of 1999 Incentive Stock Plan”, as set forth in this document. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein. The Plan permits the grant of Incentive Stock Options, Non-qualified Stock Options and Restricted Stock.

The Plan was adopted by the Board of Directors of the Company on April 30, 1999, and became effective on June 17, 1999 (the “ Effective Date “). The Plan was amended in June 2001, in June 2003, in June 2004, in September 2006 and in May 2007.

1.2   Purpose of the Plan.   The purpose of the Plan is to promote the success of the Company and its subsidiaries by providing incentives to Key Employees that will promote the identification of their personal interest with the long-term financial success of the Company and with growth in shareholder value. The Plan is designed to provide flexibility to the Company including its subsidiaries, in its ability to motivate, attract, and retain the services of Key Employees upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

1.3   Duration of the Plan.   The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article XI herein, until June 16, 2009, at which time it shall terminate except with respect to Awards made prior to, and outstanding on, that date which shall remain valid in accordance with their terms.

ARTICLE II
Definitions

2.1   Definitions.   Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

a.      “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

b.      “Agreement” means a written agreement implementing the grant of each Award signed by an authorized officer of the Company and by the Participant.

c.      “Award” means, individually or collectively, a grant under this Plan of Incentive Stock Options, Non-qualified Stock Options and Restricted Stock.

d.      “Award Date” or “Grant Date” means the date on which an Award is made by the Committee under this Plan.

e.      “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

f.       “Board” or “Board of Directors” means the Board of Directors of the Company, unless otherwise indicated.

g.      “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i)    any Person (other than the Company, any Subsidiary, a trustee or other fiduciary holding securities under any employee benefit plan of the Company, or its Subsidiaries), who or which, together with all Affiliates and Associates of such Person, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; or (ii) if, at any time after the Effective Date, the composition of the Board of Directors of the Company shall change such that a majority of the Board of the Company shall no longer consist of Continuing Directors; or (iii) if at any time, (1) the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (2) any Person shall consolidate with or merge with the Company, and the Company shall be the continuing or surviving corporation and, in connection therewith, all or part of the outstanding Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (3) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a subsidiary of any other Person, or (4) the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons.

h.      “Code” means the Internal Revenue Code of 1986, as amended from time to time.

i.       “Committee” means the Board of Directors of the Company or committee established by the Board to administer the Plan  pursuant to Article III herein, all of the members of which shall be “non-employee directors” as defined in Rule 16b-3, as amended, under the Exchange Act or any similar or successor rule. There shall be no fewer than two, nor more than five, members on the Committee. Unless otherwise determined by the Board of Directors of the Company, the Compensation Committee shall constitute the Committee.

j.       “Company” means WorldWater & Power Corp., or any successor thereto as provided in Article XIII herein.

k.      “Continuing Director” means an individual who was a member of the Board of Directors of the Company on the Effective Date or whose subsequent nomination for election or re-election to the Board of Directors of the Company was recommended or approved by the affirmative vote of two-thirds of the Continuing Directors then in office.

l.       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

m.    “Fair Market Value” of a Share means the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

n.      “Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Article VI herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422A of the Code.

o.      “Key Employee” means an officer or other key employee of the Company or its Subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries.

p.      “Non-qualified Stock Option” or “NQSO” means an option to purchase Stock, granted under Article VI herein, which is not intended to be an Incentive Stock Option.

q.      “Option” means an Incentive Stock Option or a Non-qualified Stock Option.

r.      “Participant” means a Key Employee who is granted an Award under the Plan.

s.      “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Article VIII herein.

t.       “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

u.      “Plan” means the Amended WorldWater Corp. 1999 Incentive Stock Plan, as described and as hereafter from time to time amended.

v.      “Related Option” means an Option with respect to which a Stock Appreciation Right has been granted.

w.     “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article VII herein.

x.      “Stock” or “Shares” means the common stock of the Company.

y.      “Subsidiary” shall mean a corporation at least 50% of the total combined voting power of all classes of stock of which is owned by the Company, either directly or through one or more of its Subsidiaries.

ARTICLE III
Administration

3.1   The Committee.   Except as otherwise reserved for consideration and approval by the Board of Directors, the Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration.

(a)    Subject to the provisions of the Plan, the Committee shall have the following plenary powers: (i) to establish, amend or waive rules or regulations for the Plan’s administration; (ii) except in those instances in which a dispute arises, to construe and interpret the Agreements and the Plan; and (iii) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

(b)   (1)   Subject to the provisions of the Plan, the Committee shall have the following qualified powers that shall be subject to approval, amendment and modification by the Board of Directors: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan in the event of a dispute between the Participant and the Committee; and (iv) to accelerate the exercisability of any Award or the termination of any Period of Restriction.

(2)   In approving the Committee’s determinations or other recommendations under (b)(1), the Board of Directors may make such amendments, modifications or qualifications as it deems in the best interest of the Company, and the Board shall provide specific instructions to the Committee for implementation of the same.

(3)   In its sole discretion, the Board of Directors may waive by resolution one or more of its approval rights under (b)(1) and authorize the Committee to proceed without seeking further approvals either on a case by case basis or permanently until further notice from the Board. Such waiver shall be communicated in writing to the Committee which shall maintain a permanent record of such waiver(s).

(c)    The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee, except as otherwise stated in paragraph 3.1(b).

3.2   Selection of Participants.   The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Employees as may be selected by it. Each Award shall be evidenced by an Agreement.

3.3   Decisions Binding.   All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding.

3.4   Rule 16b-3 Requirements.   Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3, as amended (or any successor or similar rule), under the Exchange Act.

3.5   Indemnification of Committee.   In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

3.6   Certain Determinations.   In connection with the Committee’s good faith determination of “Fair Market Value” as required herein, the Committee may, as guidance, take into consideration the book value of the Common Stock of the Company, the relationship between the traded price and book value of shares for financial institutions of similar size and similar operating results to the Company and its subsidiary bank, any reasonably recent trades of the Common Stock of the Company brought to the attention of the Committee and such additional relevant information as the Committee in its judgment deems necessary. In its sole discretion, the Committee may, but is not obligated to, consult with and/or engage an investment banker or other appropriate advisor to advise the Committee in connection with its good faith determination of “Fair Market Value” herein.

ARTICLE IV
Stock Subject to the Plan

4.1   Number of Shares.   Subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 50,000,000.  No more than one-third of the aggregate number of such Shares shall be issued in connection with Restricted Stock Awards. Except as provided in Sections 4.2 herein, the issuance of Shares in connection with the exercise of, or as other payment for Awards, under the Plan shall reduce the number of Shares available for future Awards under the Plan.

4.2   Lapsed Awards or Forfeited Shares.   If any Award granted under this Plan (for which no material benefits of ownership have been received, including dividends) terminates, expires, or lapses for any reason other than by virtue of exercise of the Award, or if Shares issued pursuant to Awards (for which no material benefits of ownership have been received, including dividends) are forfeited, any Stock subject to such Award again shall be available for the grant of an Award under the Plan.

4.3   Capital Adjustments.   The number and class of Shares subject to each outstanding Award, the Option Price and the aggregate number and class of Shares for which Awards thereafter may be made shall be subject to such adjustment, if any, as the Committee in its sole discretion deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company.

ARTICLE V
Eligibility

Persons eligible to participate in the Plan include all employees of the Company and its Subsidiaries who, in the opinion of the Committee, are Key Employees, and directors and consultants.

ARTICLE VI
Stock Options

6.1   Grant of Options.   Subject to the terms and provisions of the Plan, Options may be granted to Key Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, that the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which any Participant may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422A of the Code and rules and regulation thereunder.

6.2   Option Agreement.   Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options in the event of retirement, death, disability or other termination of employment, and such other provisions as the Committee shall determine. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422A of the Code, or Nonqualified Stock Option not intended to be within the provisions of Section 422A of the Code.

6.3   Option Price.   The exercise price per share of Stock covered by an Option (“ Option Price “) shall be determined by the Committee subject to the following limitations. The Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Grant Date. An ISO granted to an employee who, at the time of grant, owns (within the meaning of Section 425(d) of the Code) Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company, shall have an Option Price which is at least equal to 110% of the Fair Market Value of the Stock.

6.4   Duration of Options.   Each Option shall expire at such time as the Committee shall determine at the time of grant provided, however, that no ISO shall be exercisable later than the tenth (10th) anniversary date of its Award Date.

6.5   Exercisability.   Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants. No Option, however, shall be exercisable until the expiration of at least six months after the Award Date, except that such limitation shall not apply in the case of death or disability of the Participant.

6.6   Method of Exercise.   Options shall be exercised by the delivery of a written notice to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price shall be payable to the Company in full either in cash, by delivery of Shares of Stock valued at Fair Market Value at the time of exercise, delivery of a promissory note (in the Committee’s discretion) or by a combination of the foregoing. As soon as practicable, after receipt of written notice and payment, the Company shall deliver to the Participant, stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name. No Participant who is awarded Options shall have rights as a shareholder until the date of exercise of the Options.

6.7   Restrictions on Stock Transferability.   The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under the applicable Federal securities law, under the requirements of the

National Association of Securities Dealers, Inc. or any stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such Shares.

6.8   Nontransferability of Options.   No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

ARTICLE VII
Restricted Stock

7.1   Grant of Restricted Stock.   Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. Participants receiving Restricted Stock Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.

7.2   Restricted Stock Agreement.   Each Restricted Stock grant shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Shares granted, and such other provisions as the Committee shall determine.

7.3   Transferability.   Except as provided in this Article VII and subject to the limitation in the next sentence, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Agreement. No shares of Restricted Stock shall be sold until the expiration of at least six months after the Award Date, except that such limitation shall not apply in the case of death or disability of the Participant. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

7.4   Other Restrictions.   The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.5   Certificate Legend.   In addition to any legends placed on certificates pursuant to Section 7.4 herein, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the 1999 Incentive Stock Plan of WorldWater Corp., in the rules and administrative procedures adopted pursuant to such Plan, and in an Agreement dated June 16, 1999. A copy of the Plan, such rules and procedures, and such Restricted Stock Agreement may be obtained from the Secretary of WorldWater & Power Corp.”

7.6   Removal of Restrictions.   Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 7.5 herein removed from his Stock certificate.

7.7   Voting Rights.   During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

7.8   Dividends and Other Distributions.   During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were distributed.

7.9   Termination of Employment Due to Retirement.   Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment with the Company or one of its Subsidiaries because of normal retirement (as defined in the rules of the Company in effect at the time), any remaining Period of Restriction applicable to the Restricted Stock Shares pursuant to Section 7.3 herein shall automatically terminate and, except as otherwise provided in Section 7.4 herein the Shares of Restricted Stock shall thereby be free of restrictions and freely transferable. Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment with the Company because of early retirement (as defined in the rules of the Company in effect at the time), the Committee, in its sole discretion, may waive the restrictions remaining on any or all Shares of Restricted Stock pursuant to Section 7.3 herein and add such new restrictions to those Shares of Restricted Stock as it deems appropriate.

7.10   Termination of Employment Due to Death or Disability.   In the event a Participant’s employment is terminated because of death or disability during the Period of Restriction, any remaining Period of Restriction applicable to the Restricted Stock pursuant to Section 7.3 herein shall automatically terminate and, except as otherwise provided in Section 7.4 herein the shares of Restricted Stock shall thereby be free of restrictions and fully transferable.

7.11   Termination of Employment for Other Reasons.   Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment with the Company for any reason other than for death, disability, or retirement, as set forth in Sections 7.9 and 7.10 herein, during the Period of Restriction, then any shares of Restricted Stock still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company.

ARTICLE VIII
Change in Control

In the event of a Change in Control of the Company, the Committee, as constituted before such Change in Control, in its sole discretion may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase or settlement of any such Award by the Company, upon a Participant’s request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant’s rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control.

ARTICLE IX
Modification, Extension and Renewals of Awards

Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards, or, if authorized by the Board, accept the surrender of outstanding Awards (to the extent not yet exercised) granted under the Plan and authorize the granting of new Awards pursuant to the Plan in substitution therefor, and the substituted Awards may specify a lower exercise price than the surrendered Awards, a longer term than the surrendered Awards or may contain any other provisions that are authorized by the Plan. The Committee may also modify the terms of any outstanding Agreement. Notwithstanding the foregoing, however, no modification of an Award, shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant.

ARTICLE X
Amendment, Modification and Termination of the Plan

10.1   Amendment, Modification and Termination.   At any time and from time to time, the Board may terminate, amend, or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.

10.2   Awards Previously Granted.   No termination, amendment or modification of the Plan other than pursuant to Section 4.3 herein shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

ARTICLE XI
Withholding

11.1   Tax Withholding.   The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

11.2   Stock Withholding.   With respect to withholding required upon the exercise of Nonqualified Stock Options, or upon the lapse of restrictions on Restricted Stock, or upon the occurrence of any other similar taxable event, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares of Stock having a Fair Market Value equal to the amount required to be withheld. The value of the Shares to be withheld shall be based on Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined. All elections shall be irrevocable and be made in writing, signed by the Participant on forms approved by the Committee in advance of the day that the transaction becomes taxable.

ARTICLE XII
Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE XIII
General

13.1   Requirements of Law.   The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or self regulatory organizations (i.e. exchanges) as may be required.

13.2   Effect of Plan.   The establishment of the Plan shall not confer upon any Key Employee any legal or equitable right against the Company, a Subsidiary or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment of any Key

Employee, nor is it a contract between the Company or any of its Subsidiaries and any Key Employee. Participation in the Plan shall not give any Key Employee any right to be retained in the service of the Company or any of its Subsidiaries.

13.3   Creditors.   The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

13.4   Governing Law.   The Plan, and all Agreements hereunder, shall be governed, construed and administered in accordance with and governed by the laws of the State of Nevada and the intention of the Company is that ISOs granted under the Plan qualify as such under Section 422A of the Code.

13.5   Severability.   In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

[FRONT OF PROXY CARD]

WORLDWATER & POWER CORP.
 BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS AT
2:00 P.M., WEDNESDAY, MAY 23, 2007

The undersigned stockholder of WorldWater & Power Corp. (the “COMPANY”) hereby appoints Quentin T. Kelly and James S. Brown, or either of them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof:

1.	TO APPROVE THE RE-ELECTION OF THE FOLLOWING NOMINEE FOR CLASS 1 DIRECTOR: LANGE SCHERMERHORN

☐ FOR the nominee listed above ☐ AGAINST the nominee listed above

2.	TO APPROVE THE ELECTION OF THE FOLLOWING NOMINEE FOR CLASS 1 DIRECTOR: REUBEN F. RICHARDS, JR.

☐ FOR the nominee listed above ☐ AGAINST the nominee listed above

3.	TO APPROVE THE ELECTION OF THE FOLLOWING NOMINEE FOR CLASS 1 DIRECTOR:
W. HARRISON WELLFORD, ESQ.

☐ FOR the nominee listed above ☐ AGAINST the nominee listed above

4.	TO APPROVE THE PROPOSED AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 275,000,000 TO 400,000,000:

☐ FOR ☐ AGAINST ☐ ABSTAIN

5.	TO APPROVE THE PROPOSED FIFTH AMENDMENT AND RESTATEMENT OF THE 1999 INCENTIVE STOCK OPTION PLAN:

☐ FOR ☐ AGAINST ☐ ABSTAIN

6.

TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY WITHOUT FURTHER APPROVAL FROM OUR STOCKHOLDERS:

☐ FOR ☐ AGAINST ☐ ABSTAIN

7.	TO APPROVE THE PROPOSED SELECTION OF AMPER, POLITZINER & MATTIA, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR 2007:

☐ FOR ☐ AGAINST ☐ ABSTAIN

8.	ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING; HEREBY REVOKING ANY PROXY OR PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED:

☐ FOR ☐ AGAINST ☐ ABSTAIN

(Please sign on the reverse side)

[BACK OF PROXY CARD]

(Continued from reverse side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1), (2), (3) OR (4) THIS PROXY WILL BE VOTED “FOR” SUCH ITEMS. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (4). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Receipt herewith of the Company’s Notice of Meeting and Proxy Statement, dated on or about ______________, 2007, is hereby acknowledged.

Dated:	, 2007

(Signature of Stockholder(s))

(Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)

PLEASE SIGN, DATE AND MAIL TODAY.